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EXHIBIT 10.2(a)

SOUTHWESTERN WATER EXPLORATION CORPORATION
AMENDMENT NO. 1 TO 1999 PERFORMANCE STOCK OPTION PLAN

        SOUTHWESTERN WATER EXPLORATION CORPORATION, a corporation organized under the laws of the state of Colorado (the "Company"), hereby adopts this Amendment No. 1 (the "Amendment") to its 1999 Performance Stock Option Plan (the "Plan") adopted by the Company effective as of January 1, 1999.

        The first sentence of Article IV of the Plan is hereby amended to read in its entirety as follows:

    "The maximum number of shares of Common Stock which may be issued pursuant to the exercise of Options under the Plan shall be 3,000,000 shares."

        Article VI (Exercise of Options) of the Plan is hereby amended to read in its entirety as follows:

          "Exercise of Options. Options shall be exercisable only by the Participant to whom the Options were granted, or by the Participant's legal guardian or personal representative, if any, in the case of exercise following the death or Disability of the Participant as provided in this Article VI. Subject to the relevant provisions and limitations contained herein and in the relevant Participant's Option Agreement, a Participant may exercise the Option to purchase some or all of his or her vested and exercisable Option Shares. Options shall be exercised by delivery to the Corporate Secretary of the Company at the Company's principal place of business a signed option exercise notification and subscription agreement in the form attached to the individual Participants option agreements, or as may be otherwise required by the Board, specifying the number of Option Shares which the Participant then desires to purchase, together with payment for such shares. The exercise price shall be paid in full at the time of exercise, payable in cash or by check, by the Participant's tender to the Company of outstanding shares of Stock, a copy of irrevocable instructions to a registered broker/dealer to deliver promptly to the Company an amount of proceeds from the sale of shares of Stock to be issued pursuant to the Options being exercised or of a loan made with respect to shares of Stock to be issued pursuant to the Options being exercised sufficient, in either case, to pay the exercise price or a combination of any of the foregoing, in an amount having a combined value equal to such exercise price. The value of any Stock tendered pursuant to the preceding sentence shall be the Fair Market Value of such Stock as of the last trading day prior to the date of exercise. No fractional shares may be issued by the Company with respect to the exercise of an Option or any portion thereof. Options may be exercisable in installments, i.e. Participants shall be allowed to exercise less than all exercisable Option Shares on any given date subject to the terms of this Plan and their individual option agreements."

        Except as amended hereby, the Plan remains in full force and effect. This Amendment is effective as of June 28, 2002.

        I hereby certify that the foregoing Amendment was adopted by the Board of Directors of Southwestern Water Exploration Corporation as of June 28, 2002.

/s/ STEVEN MISNER Steven Misner, Chairman of the Board

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  EXHIBIT 10.2(a)